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                                                  EXHIBIT 11(d)


                        CONSENT OF COUNSEL

                       AIM Equity Funds, Inc.
                       ----------------------

     We hereby consent to the use of our name and to the references to our firm under the captions "General Information - Legal Counsel" in the Prospectuses for the Retail Classes of Shares of the AIM Blue Chip Fund and the AIM Capital Development Fund, and under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for such Shares, which are included in Post-Effective Amendment No. 48 to the Registration Statement under the Securities Act of 1933 and Amendment No. 48 to the Registration Statement under the Investment Company Act of 1940 (No. 2-25469) on Form N-1A of AIM Equity Funds, Inc.


                                       /s/ BALLARD SPAHR ANDREWS & INGERSOLL

                                           Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
January 3, 1996